Exhibit 99.1

Cellular Biomedicine Group (CBMG) Enters Into Definitive Merger Agreement; Transaction Would

Result In Company Going Private

GAITHERSBURG, MD and SHANGHAI, China, August 12, 2020 – Cellular Biomedicine Group, Inc. (Nasdaq: CBMG) (“Company,” “CBMG,” “we” or “our”), a biopharmaceutical firm engaged in the drug development of immunotherapies for cancer and stem cell therapies for degenerative diseases, announced today that it has signed a definitive merger agreement to be acquired by a newly-formed entity (“Parent”) formed on behalf of a consortium consisting of (i) Bizuo (Tony) Liu (CEO of CBMG) and certain other members of CBMG management (Yihong Yao, Li (Helen) Zhang and Chengxiang (Chase) Dai) (collectively, the “Management Rollover Stockholders”), (ii) Dangdai International Group Co., Limited, Mission Right Limited, Wealth Map Holdings Limited, Earls Mill Limited, OPEA SRL, Maplebrook Limited, Full Moon Resources Limited, Viktor Pan and Zheng Zhou (together with the Management Rollover Stockholders, the “Consortium Rollover Stockholders”) and (iii) Yunfeng Fund III, L.P., TF Capital Fund III L.P., Velvet Investment Pte. Ltd., and Bizuo (Tony) Liu (the “Equity Investors”).

Under the terms of the merger agreement, CBMG’s stockholders will receive US$19.75 in cash for each outstanding share of common stock held immediately prior to the effective time of the merger, other than (i) the shares owned by Parent or its subsidiaries, (ii) the shares held by CBMG as treasury stock, (iii) certain shares held by rollover stockholders, including the Consortium Rollover Stockholders (collectively, the “Rollover Stockholders”) and (iv) the shares in respect of which appraisal rights have been properly and validly exercised under Delaware law. In connection with the Merger, the shares held by the Rollover Stockholders will be cancelled without payment of any consideration and the Rollover Stockholders will subscribe for newly-issued shares of Parent. The Rollover Stockholders collectively hold approximately 51.5% of the outstanding CBMG shares.

The US$19.75 per share price represents a premium of approximately 31.4% over the 30 trading-day average price of the Company’s common stock as of August 11, 2020, and a premium of approximately 11.8% over CBMG’s closing stock price on November 8, 2019, the last trading day prior to the public announcement of the consortium’s initial proposal.

The Company’s Board of Directors, acting on the unanimous recommendation of the special committee formed by the Board of Directors (the “Special Committee”), approved the merger agreement and the transactions contemplated by the merger agreement and resolved to recommend that the Company’s stockholders adopt the merger agreement and approve the merger. The Special Committee, which is comprised solely of independent and disinterested directors of the Company, exclusively negotiated the terms of the merger agreement with Parent, with the assistance of its independent financial and legal advisors.

Under the terms of the merger agreement, CBMG (at the direction of the Special Committee) will conduct a 30-day “go shop” process, during which CBMG is permitted to solicit, initiate, facilitate or encourage acquisition proposals and to participate in discussions or negotiations with respect to any acquisition proposal. Following the “go shop” process, CBMG may respond to certain unsolicited acquisition proposals and, during the first 15-day period following the “go shop” process, CBMG may continue to engage with certain third parties that have made acquisition proposals during the “go shop” process, in each case, subject to the terms and conditions of the merger agreement. CBMG will have the right to terminate the definitive agreement to accept a superior proposal, if one is received, subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” process will result in a superior proposal or that any other transaction will be approved or completed. CBMG does not intend to disclose developments with respect to the “go-shop” process unless and until the Special Committee makes a determination requiring further disclosure.

Upon closing of the merger, CBMG will become a wholly owned subsidiary of Parent. CBMG is expected to remain headquartered in Maryland. The merger is subject to approval by CBMG’s stockholders, including a non-waivable condition requiring approval by the holders of a majority of the outstanding shares of CBMG common stock that are not beneficially owned by Parent, the Rollover Stockholders, the Equity Investors or their respective affiliates, as well as regulatory and certain other customary closing conditions. The merger is not subject to a financing condition. The Company will call a meeting of stockholders for the purpose of voting on the adoption of the merger agreement in due course. If completed, the merger will result in the Company becoming a privately held company, and CBMG’s common stock would no longer be listed on the NASDAQ Capital Market.

Jefferies LLC is serving as sole financial advisor to the Special Committee, and White & Case LLP is serving as legal counsel to the Special Committee. O’Melveny & Myers LLP is serving as U.S. legal counsel to Parent.

About Cellular Biomedicine Group, Inc.

Cellular Biomedicine Group, Inc. (Nasdaq: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. The company conducts immuno-oncology and stem cell clinical trials in China using products from its integrated GMP laboratory. The Company’s GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. Its Shanghai facility includes a “Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific. These partnerships focus on improving manufacturing processes for cell therapies. CBMG currently has ongoing CAR-T Phase I clinical trials in China. The China NMPA (formerly CFDA) approved the Company’s IND application for a Phase II trial for AlloJoin®, CBMG’s “Off-the-Shelf” allogenic haMPC therapy for the treatment of Knee Osteoarthritis (KOA), and has accepted the Company’s IND application for a Phase II trial for ReJoin® autologous haMPC therapy for the treatment of KOA. The NMPA has also accepted CBMG’s dossier for an IND application for clinical trials of anti-BCMA CAR-T. CBMG is included in the broad-market Russell 3000® Index the small-cap Russell 2000® Index and the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of CBMG. In connection with the proposed transaction, CBMG intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from CBMG’s stockholders for the proposed transaction, and CBMG and certain other persons, including Parent, intend to file a Schedule 13E-3 transaction statement with the SEC. The Company will mail to each stockholder entitled to vote at the special meeting the definitive proxy statement, which will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF CBMG ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CBMG, THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders may obtain free copies of the proxy statement and other documents (when available) that CBMG files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CBMG will also be available free of charge on CBMG’s website at https://www.cellbiomedgroup.com or by directing a request to Cellular Biomedicine Group, Inc., Attn: Derrick C. Li, Head of Strategy and Investor Relations, CBMG or by calling (301) 825 5320.

Participants in the Solicitation

CBMG and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from CBMG’s stockholders in connection with the proposed transaction. Information regarding the ownership of CBMG securities by CBMG’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about CBMG’s directors and executive officers is also available in CBMG’s proxy statement for its 2020 annual meeting of stockholders filed with the SEC on April 29, 2020 and is supplemented by other filings made, and to be made, with the SEC by CBMG. Additional information regarding persons who may be deemed participants in the solicitation of proxies from CBMG’s stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above when it is filed with the SEC. These documents are or will be available free of charge as described above.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, specific activities, and other statements that are not descriptions of historical facts, including our statements regarding enrollment of clinical trial patients and expectations relating to the development, safety and efficacy of our drugs, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include any risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including risks relating to the impact of the COVID-19 pandemic on our operations, including risks associated with the evolving COVID-19 pandemic and actions taken in response to it. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “could,” “expect,” “plans,” “intend,” “estimate,” “projects,” “presents,” “potential,” “continue” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for CBMG and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of CBMG and are subject to significant risks and uncertainties outside of CBMG’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of CBMG’s stockholders to adopt the Merger Agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at CBMG; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals for the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on the Company’s credit rating; and other risks described in CBMG’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. These statements reflect our current views with respect to future events or to our future activities and involve known and unknown risks, uncertainties and other factors which may cause our actual activities, actions or achievements to be materially different from any future activities, actions or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, CBMG does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Company/Investor Contact:

Derrick C. Li

Head of Strategy and Investor Relations, CBMG

Phone: 917-717-0994

Email: derrick.li@cellbiomedgroup.com